  Exhibit 99.1
1 (800) 973-3984
info@cbdMD.com

cbdMD Announces Advisory Agreement with Veteran Brand Builder Hans Molenkamp

CHARLOTTE, N.C.—September 27, 2019 - cbdMD, Inc. (NYSE American: YCBD) announced today that it has entered into an advisory agreement with Hans Molenkamp. He will hold the title of Vice President of Sports Marketing.

Mr. Molenkamp has over 20 years of experience as a senior marketing executive to global brands such as Triumph United and Monster Energy. Mr. Molenkamp has a proven track record of driving business results through innovative campaigns and building high-performance teams. Mr. Molenkamp brings a wide variety of skill sets, including brand building, athlete and entertainment management, social media content activation, photography and digital production.

Mr. Molenkamp served as Vice President of Global Marketing for Osiris Shoes from 2001 to 2017, where he oversaw all marketing for the global footwear brand. While at Osiris Shoes, he created World Cup skateboarding events, award winning surf and motocross films, and built an A-list team of accomplished athletes, artists and celebrity endorsers for that company.

Mr. Molenkamp created Triumph United, a brand that was licensed to Revgear Sports in 2011. He also has an active advisory engagement with Monster Energy. Triumph United was created by Mr. Molenkamp in 2006 as a passion project because of his love of combat sports. The brand quickly became a sought after equipment and apparel brand, and boasted star athletes such as Rampage Jackson, Kimbo Slice, Tyron Woodley, Donald Cerrone and Conor McGregor. In 2010, Mr. Molenkamp was integral in creating the Monster Energy Combat and Athletic Sports Division and a super team of endorsed athletes and sponsor partnerships with the UFC, Bellator Fighting, Glory Kickboxing and Combates America. Monster Energy Combat is now currently a leader in MMA marketing with athletes including Jon Jones, Daniel Cormier, Conor McGregor, Jorge Masvidal and Rose Namjunas supporting the brand. Molenkamp’s experience in the sports, art and entertainment space, blended with his award-winning photography and design skills, creates a unique synergy with athletes.

Mr. Molenkamp also holds a black belt in jiu jitsu, fought in both Muay Thai and boxing and competed in surfing, motocross and skateboarding events.

“CBD is a daily maintenance tool for me,” said Mr. Molenkamp. “My partnership with cbdMD will become much more than a ‘job’, and it will be my mission to spread the gospel of how amazing the cbdMD product has been for me. I’m honored to be working with this amazing company.”

“We’re excited to have Hans bring his passion and enthusiasm to cbdMD,” said Ken Cohn, Chief Marketing Officer of cbdMD. “We expect that his deep and broad experience in brand building will be a valuable asset to cbdMD as we continue to execute our strategic sports marketing blueprint.”

About cbdMD, Inc.
cbdMD is a nationally recognized consumer cannabidiol (CBD) brand whose current products include CBD tinctures, CBD gummies, CBD topicals, CBD bath bombs, and the CBD pet product line PawCBD. To learn more about cbdMD and their comprehensive line of premium, THC-free CBD oil products, please visit www.cbdmd.com or follow cbdMD on Instagram and Facebook.

Forward-Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as filed with the Securities and Exchange Commission (the "SEC") on December 12, 2018, our Quarterly Report on Form 10-Q/A for the period ended December 31, 2018, as filed with the SEC on April 26, 2019, our Quarterly Report on Form 10-Q for the period ended March 31, 2019, as filed with the SEC on May 15, 2019, our Quarterly Report on Form 10-Q for the period ended June 30, 2019, as filed with the SEC on August 14, 2019 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

PR:
PR@cbdMD.com

Investors:
cbdMD
John Weston, 704-249-9515
john.weston@cbdmd.com

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